UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2008
UST Inc.
(Exact name of registrant as specified in its charter)

Delaware (Stated or other jurisdiction of incorporation)	0-17506 (Commission File Number)	06-1193986 (IRS Employer Identification No.)

6 High Ridge Park, Building A Stamford, Connecticut	06905
(Address of principal executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 817-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
     On February 26, 2008, UST Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein, relating to the issuance and sale by the Company of $300,000,000 in aggregate principal amount of its 5.75% Senior Notes due 2018 (the “Notes”). The Notes will be issued under the Indenture, dated as of May 27, 1999, between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company, as trustee) (the “Trustee”), as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of February 29, 2008, between the Company and the Trustee.
     The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-149380) filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2008, including a related prospectus and prospectus supplement filed with the Commission on February 27, 2008.
     The Underwriting Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.
     The First Supplemental Indenture (including the form of 5.75% Senior Note due 2018) is filed as an exhibit to this Form 8-K and is incorporated herein by reference.
Item 9.01(d).   Financial Statements and Exhibits.

Exhibit 1.1	Underwriting Agreement, dated February 26, 2008, between the Company and Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

Exhibit 4.1	First Supplemental Indenture, dated as of February 29, 2008, between the Company and U.S. Bank National Association, as trustee (including the form of 5.75% Senior Note due 2018).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UST Inc. (REGISTRANT)
Date: February 29, 2008	By:	/s/ Raymond P. Silcock
		Name:	Raymond P. Silcock
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
1.1	Underwriting Agreement, dated February 26, 2008, between the Company and Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	First Supplemental Indenture, dated as of February 29, 2008, between the Company and U.S. Bank National Association, as trustee (including the form of 5.75% Senior Note due 2018).